EXHIBIT 4.1
                                                                     -----------




                                 VOICENET, INC.
                      1998 Non-Qualified Stock Option Plan



1. NAME AND PURPOSE. This Plan shall be known as the Voicenet, Inc.1998 Non-Qualified Stock Option Plan (the "Plan"). The purpose of the Plan is to advance the interests of Voicenet, Inc., a Delaware corporation (the "Company"), and its subsidiaries, by providing incentive, through the grant of nontransferable options to acquire common shares ("Stock Options") of the Company and the granting of shares of the Company's common stock ("Common Shares") subject to temporal restrictions on transfer and substantial risks of forfeiture ("Restricted Stock"), for the continued services of key employees, directors, consultants, and other service providers, and by attracting able individuals to employment with, or the performance of services for, the Company and its subsidiaries. The Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and Stock Options shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and Stock Options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

2. ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company (the "Board") or a Committee of the Board consisting of no less two directors (all references to the "Board" herein shall mean "Committee" if applicable). The Board may establish, subject to the provisions of the Plan, such rules and regulations as it deems necessary for the proper administration of the Plan, and make such determination and take such action in connection therewith or in relation to the Plan as it deems necessary or advisable, consistent with the Plan.

3. ELIGIBILITY. All regular employees of the Company and individuals who perform services for the Company shall be eligible to participate in the Plan.

4.  SHARES SUBJECT TO THE PLAN.

            (a) The shares to be issued and delivered by the Company upon the exercise of stock options shall be the Company's shares of common stock, $.001 par value ("Common Shares"), which may be either authorized but unissued shares or treasury shares.

            (b) The aggregate number of Common Shares of the Company which may be issued under the Plan shall not exceed 500,000 shares; subject, however, to the adjustment provided in Paragraph 7 in the event of stock splits, stock dividends, exchanges of shares or the like occurring after the effective date of this Plan. No stock option may be granted under this Plan which could cause such maximum limit to be exceeded.

            (c) Common Shares covered by a stock option which is no longer exercisable with respect to such shares shall again be available for issuance under this Plan.

5. GRANT OF OPTIONS. The Board may from time to time, in its discretion and subject to the provisions of the Plant grant options to eligible individuals described in Paragraph 3 hereof. Individuals to whom options have been granted are herein referred to as "Optionees." Each option shall be embodied in an option agreement signed by the Optionee and the Company providing that the option shall be subject to the provisions of this Plan and containing such other provisions as the Board may prescribe not inconsistent with the Plan.

6. TERMS AND CONDITIONS OF OPTION. All options granted under the Plan shall contain such terms and conditions as the Board from time to time determines, subject to the foregoing and following limitations and requirements:

            (a) Option prices: The option price per Common Share for any option granted under the Plan shall be the price determined by the Board.

            (b) Period within which option may be exercised: The period of each option shall be fixed by the Board, but in no event may any option be exercised after the expiration of ten years from the date the option is granted. The Board may, in its discretion, determine as a condition of any option that all or a stated percentage of the Common Shares covered by such option shall become exercisable in installments or otherwise, only after the completion of a specified service requirement by the Optionee.

            (c) Method of exercise: An option granted under the Plan may be exercised, in whole or in part, by submitting a written notice to the Board, signed by the Optionee or such other person who may be entitled to exercise such option, and specifying the number of Common Shares as to which the option is being exercised. Such notice shall be accompanied by the payment of the full option price for such Common Shares, which made be paid in cash (or check or other instrument acceptable to the Board), or with the consent of the Board, in Common Shares valued at the fair market value of such shares on the date of exercise. In addition, any amount necessary to satisfy applicable federal, state or local tax requirements shall be paid promptly by the Optionee upon notification of the amount due. A certificate or certificates for the Common Shares purchased shall be issued by the Company after the exercise of the option and payment therefore.

         The Company may make loans to an Optionee in connection with the exercise of an option as the Board, in its sole discretion, may determine. Any such loan shall be subject to the terms and conditions determined by the Board; provided what no such loan shall have an initial term of more than five (5) years. Any such loans may be renewed at the end of such fine (5) year period with the consent of the Board.

            (d)  Termination  of option by reason of  termination of employment:
Unless the Board in its discretion determines otherwise, if an Optionee's employment with the Company terminates, all options granted under this Plan to such Optionee which are not exercisable on the date of such termination of employment shall immediately terminate, and any remaining options shall terminate if not exercised before the expiration of the following periods, or at such earlier time as may be applicable under Paragraph 6(b) above: (1) three (3) months following such termination of employment, if such termination was not a result of death or disability (within the meaning of Section 22(e)(3) of The Internal Revenue Code of 1986, as amended), or (i) one (1) year following the date of death or commencement of disability, if the Optionee was employed by the Company at the time of death or the commencement of disability.

            (e) Change in Control: Unless the Board determines otherwise, upon a Change in Control of the Company, all options shall become immediately exercisable. For purposes of this Plan, a Change in Control means: (i) the first purchase of Common Shares pursuant to a tender offer or exchange offer (other than an offer by the Company or any of its subsidiaries) for all, or any part of, the Common Stock ("Offer"), (ii) a change in control of the Company (as defined in this paragraph), (iii) approval by the Company's stockholders of a merger in which the Company does not survive as an independent, publicly owned corporation, except for a merger by the Company into its wholly owned subsidiary corporation where the subsidiary is the surviving corporation, a consolidation, or a sale, exchange or other disposition of all or substantially all the Company's assets, or (iv) a change in the composition of the Board of Directors during any period of two consecutive years such that individuals who at the beginning of such period were members of the Board of Directors cease for any reason to constitute at least a majority whereof, unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. A "change in control" is deemed to occur at the time of any acquisition of voting securities of the Company by any person or group (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), but excluding (A) the Company or any of its subsidiaries,
(B) any person who was an officer or director of the Company on the date following adoption of the Plan by the Board of Directors of the Company or (C) any savings, pension or other benefits plan for the benefit of employees of the Company or any of its subsidiaries, which theretofore did not beneficially own voting securities representing more than 30% of the voting power of any class of outstanding voting securities of the Company, if such acquisition results in such entity, person or group owning beneficially voting securities representing more than 30% of the voting power of any class of outstanding voting securities of the Company.

            (f) Non-transferability: Each option and all rights thereunder shall be exercisable during the Optionee's lifetime only by him and shall be non-assignable and non-transferable by the Optionee except, in the event of the Optionee's death, by will or by the laws of descent and distribution. In the event the death of an Optionee occurs, the representative or representatives of the Optionee's estate, or the person or persons who acquired (by bequest or inheritance) the rights to exercise the Optionee's options in whole or in part may exercise the option prior to the expiration of the applicable exercise period, as specified in Paragraph 6(d) above.

            (g) No rights as stockholder: The Optionee shall have no rights as a stockholder with respect to any Common Shares subject to this option prior to the date of issuance of a certificate or certificates for such Common Shares.

            (h) Compliance with securities laws: Options granted and Common Shares issued by the Company upon exercise of options shall be granted and issued only in full compliance with all applicable securities laws, including laws, rules and regulations of the Securities and Exchange Commission and applicable state Blue Sky Laws. With respect thereto, the Board may impose such conditions on transfer, restrictions and limitations as it may deem necessary and appropriate to assure compliance with such applicable securities laws.

            (i) Modification or cancellation of options: The Board shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionee or Optionees, the modification of the terms of any option (subject to the limitations hereof), including the acceleration of the exercisability of any option for any reason, or the cancellation of any or all outstanding options granted under this Plan. In substitution for cancelled options, the Board may grant new options (subject to the limitations hereof) covering the same or different numbers of Common Shares at an option price per share in all events not less than fair market value on the date of the new grant.

            (j) Restrictions on transfer: Any disposition at any time of the Common Shares acquired pursuant to the exercise of an option by the Optionee or legal representative shall be subject to any and all restrictions on transfer of the Company's Common Stock as then contained in the Company's Articles of Incorporation, or by-laws, if any.

7. SHARE ADJUSTMENTS. In the event there is any change in the Company's Common Shares resulting from stock splits, stock dividends, combinations or exchanges of shares, or other similar capital adjustments, equitable proportionate adjustments shall automatically be made without further action by the Board in
(i) the number of Common Shares available for award under this Plan, (ii) the number of Common Shares subject to options granted under this Plan, and (iii) the option price of options granted under this Plan.

         In the event of a Change in Control as defined in Paragraph 6(e) above, the Board may, but shall not be required to, make any adjustment in respect of outstanding options as it shall determine in its sole discretion, including but not limited, to the acceleration of the exercisability of options, or the cancellation of options if not exercised within a period determined by the Board, provided what the Board shall exercise its discretion under this paragraph on a uniform and consistent basis with respect all outstanding options at the time of such Change in Control.

8. AMENDMENT OR TERMINATION. The Board may terminate this Plan at any time, and may amend the Plan at any time or from time to time. If the Plan is terminated, any unexercised option shall continue to be exercisable in accordance with its terms, except as provided in Paragraph 7 above.

9. COMPANY RESPONSIBILITY. All expenses of this Plan, including the cost of maintaining records, shall be borne by the Company. The Company shall have no responsibility or liability (other than under applicable securities laws) for any act or thing done or left undone with respect to the price, time, quantity, or other condition and circumstances of the purchase of Common Shares under the terms of the Plan, so long as the Company acts in good faith.

10. IMPLIED CONSENT. Every Optionee, by acceptance of an option under this Plan, shall be deemed to have consented to be bound, on his or her own behalf and on behalf of his or her heirs, assigns, and legal representatives, by all of the terms and conditions of this Plan.

11. NO EFFECT ON EMPLOYMENT STATUS. The fact that an individual has been granted an option under this Plan shall not limit or otherwise qualify the right of the Company to terminate the individual's employment or contract at any time.

12. DURATION AND TERMINATION OF THE PLAN. The Plan shall became effective upon its adoption by the Board of Directors, subject to approval by holders of a majority of the outstanding shares of voting capital stock of the Company (the "Effective Date"). No option shall be granted subsequent to the tenth anniversary of the Effective Date, or subsequent to any earlier date as of which the Plan is terminated pursuant to Paragraph 8 hereof.

13. RESTRICTED STOCK.

            (a) The Administrator shall determine the key employees to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares of Restricted Stock to be granted, the price (if any) to be paid by such employees, subject to Section 14(b)(i), the time or times within which such Restricted Stock may be subject to forfeiture, and the other terms and conditions of the grants in addition to those set forth in Section 13(b). The administrator may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Administrator may determine in its sole discretion.

            (b) Restricted Stock granted under the Plan shall contain any terms and conditions, not inconsistent with the provisions of the Plan, which are deemed desirable by the Administrator. A key employee who receives a grant of Restricted Stock shall not have any rights with respect to such Grant unless and until such key employee has executed an agreement evidencing such Grant in the form approved from time to time by the Administrator, has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Grant. In addition, Restricted Stock granted under the Plan shall be subject to the following terms and conditions:
(i) the purchase price for Common Shares consisting of Restricted Stock, if any, will be specified by the Administrator; (ii) grants of Restricted Stock shall only be accepted by executing a Restricted Stock agreement and paying in cash or by check, whatever price (if any) if required under Section 13(b)(i); (iii) each key employee granted Restrictive Stock shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such key employee and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Grant; (iv) any stock certificate evidencing Common Shares consisting of Restricted Stock shall either (A) be held in custody by the Company until the employment and other restrictions thereon shall all have lapsed; or (B) be affixed with a legend, identifying such Shares as Restricted Stock and expressly prohibiting the sale, transfer, tender, pledge, assignment or encumbrance of such Shares, as the Administrator shall determine (With respect to any Restricted Stock held in custody by the Company, the key employee granted such Restricted Stock shall deliver to the Company's stock power, endorsed in blank, relating to the Common Shares represented by such Stock. With respect to an Restricted Stock held by a key employee under legend, the key employee granted such Restricted Stock shall deliver tot he Company an acknowledgement that such Stock remains subject to a substantial risk of forfeiture in the event of termination of employment under certain circumstances, and that the certificates representing ownership of such Stock will be surrendered to the Company immediately upon any such termination of employment); (v) Subject to the provisions of the Plan and the Restricted Stock agreement, during a temporal period set by the Administrator and commencing with the date of such grant (the Restriction Period), a key employee shall not be permitted to sell, transfer, tender, pledge, assign or otherwise encumber any Restricted Stock granted under the Plan. However, the Administrator, in its sole discretion, may provide for the lapse of such transfer or other restrictions in installments, or accelerate or waive such restrictions in whole or in part, based on service, performance or other factors and criteria selected by the Administrator; (vi) except as provided in this Section 13(b)(vi) and in Section 13(b)(v), a key employee shall have, with respect to shares of Restricted Stock granted to him, all of the rights of a shareholder of the Company, including the right to vote such Stock and the right to receive any dividends thereon (The Administrator, in its sole discretion and as determined at the time of a grant of Restricted Stock, may permit or require such dividends otherwise due and payable to be deferred and, if the Administrator so determines, reinvested either in additional Restricted Stock (to the extent Common Shares are available), or otherwise. Stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock. As Restricted Stock, each additional Common Shares will be subject to the same restrictions, terms and conditions applicable to the Restricted Stock. As Restricted Stock, each additional Common Shares will be subject to the same restrictions, terms and conditions applicable to the Restricted Stock with respect to which such additional Common Shares were issued; (vii) so Restricted Stock shall be transferable by a key employee other than by will or by the laws of descent and distribution; (viii) in the event Restricted Stock is forfeited by a key employee, the Company will refund to such key employee any payment(s) made by such key employee to purchase such Stock, promptly upon such forfeiture (and any corresponding surrender of stock certificates).

            (c) To ensure that Grants of Restricted Stock actually reflects the performance of the Company and service of the key employee, the Administrator may provide, in its sole-discretion, for a random performance-based award, or other grant, designed to guarantee a minimum value, payable in cash or Common Shares, to the recipient of a Restricted Stock

Grant, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Administrator.

14.  INVESTMENT REPRESENTATIONS, APPROVALS AND LISTINGS.

         The Administrator may, if it deems appropriate, condition its grant of any Stock Option hereunder upon receipt of the following investment representation from the optionee and any other representation or covenant reasonably necessary for compliance with law:

"I agree that any Common Shares of Voicenet, Inc., which I may acquire by virtue of this Stock Option shall be acquired for investment purposes only and not with a view to distribution or resale, and may not be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of by me unless (i) a registration statement or post-effective amendment to a registration statement under the Securities Act with respect to said Common Shares has become effective so as to permit the sale or other disposition of said shares by me; or (ii) there is presented to the Company, an opinion of counsel satisfactory to the Company and its counsel to the effect that the sale or either proposed disposition of said Common Shares by me may lawfully be made otherwise than pursuant to an effective registration statement or post-effective amendment to a registration statement relating to the said shares under the Securities Act of 1933, as amended."

15. NEW YORK LAW TO GOVERN. This Plan shall be construed and administered in accordance with and governed by the laws of the State of New York.